Exhibit 99.1

SideChannel Announces Anna Seacat Appointed to Board of Directors

WORCESTER, MA / ACCESSWIRE / December 9, 2025 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology from emerging to enterprise companies, today announced the appointment Anna Seacat to its Board of Directors underscoring SideChannel’s dedication to leadership excellence and innovation in addressing cybersecurity challenges.

Seacat brings more than a decade of marketing and technology leadership experience spanning cybersecurity, enterprise software, and regulated industries. From December 2022 to June 2025, she served as Chief Marketing Officer of DeepSeas, a cybersecurity company specializing in managed detection and response, threat intelligence, and advisory services for cyber resilience. Earlier, she held senior marketing leadership roles at Proxy, an identification-technology company, and at Ascension, one of the nation’s largest nonprofit health systems. Ms. Seacat has led the launch of multiple technology solutions and brands, including new cybersecurity offerings and an AI-based IoT platform at IBM, and she is known for applying design-thinking principles to translate complex technologies into narratives that drive adoption and growth. Her experience also includes entrepreneurial and agency work across hospitality and aviation, further strengthening her operational versatility and customer-centric approach.

Brian Haugli, CEO of SideChannel, said, “The addition of Anna to our board marks another significant step forward for SideChannel. Her strategic insights and marketing expertise will immediately contribute to the Enclave momentum we are building, and her voice in our board meetings will be helpful as we navigate the evolving cybersecurity landscape.”

Speaking about her appointment, Seacat stated, “It’s a privilege to join the SideChannel Board and support a team that understands both the human and technological dimensions of cybersecurity. I’m eager to collaborate with the team to elevate the strategic marketing direction and advance the next phase of Enclave innovation and growth, with a clear focus on strengthening our clients’ resilience.”

For more information about SideChannel and its solutions, please visit https://sidechannel.com.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

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You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.